Direzione Regionale della Lombardia – Ufficio Grandi contribuenti – Via Manin, 25 – 20121 Milano Tel. 02.65504.651/701 - Fax 02.65504.874 - e-mail: dr.lombardia.gc@agenziaentrate.it 1 VERBALE DI CONDIVISIONE DEGLI ESITI ISTRUTTORI tra Agenzia Delle Entrate – Direzione Regionale Della Lombardia Settore Soggetti Rilevanti dimensioni – Ufficio Grandi contribuenti e Ufficio Legale e Contenzioso e Groupon S.r.l. con socio unico (C.F. 06964760968) L’anno 2025, il giorno 29 del mese di dicembre in collegamento con la piattaforma Teams, i rappresentanti dell’Agenzia delle Entrate, Ufficio Grandi contribuenti (nel seguito “Ufficio GC”) e Ufficio Contenzioso e Riscossione (nel seguito “Ufficio Contenzioso”), in persona di: - Dario Gentile, Capo Ufficio, Ufficio Grandi contribuenti; - Ciro Iervolino, Capo Area Controlli sostanziali, Ufficio Grandi contribuenti; - Maurizio Certo, Capo Sezione Contenzioso, Ufficio Contenzioso e Riscossione; si sono incontrati con: Groupon S.r.l. con socio unico (di seguito: “Groupon Srl” o “Società”), avente sede in Milano, viale Abruzzi 94, agli atti rappresentata, giusta procura, da: - dott. Stefano Simontacchi (C.F. SMNSFN70P25F205Q – PEC: stefano.simontacchi@ pec.beplex.com). Per la Società, partecipano all’incontro anche: - dott. Francesco Saverio Scandone (C.F. SCNFNC81A02B885Y – PEC: francesco.scandone@pec.beplex.com); Direzione Regionale della Lombardia ______________ Settore Soggetti rilevanti dimensioni Ufficio Grandi Contribuenti Ufficio Contenzioso e Riscossione Sezione Contenzioso

Direzione Regionale della Lombardia – Ufficio Grandi contribuenti – Via Manin, 25 – 20121 Milano Tel. 02.65504.651/701 - Fax 02.65504.874 - e-mail: dr.lombardia.gc@agenziaentrate.it 2 - avv. Marco Adda (C.F. DDAMRC73P19F205X – PEC: marco.adda@pec.beplex.com) e - avv. Andrea Manzitti (C.F. MNZNDR61H24D969E – PEC: andrea.manzitti@pec.beplex.com). Con l’incontro odierno le Parti intendono formalizzare la definizione del contenzioso tributario che interessa la Società per i periodi d’imposta 2012 e 2017. Premessa L’Ufficio Ufficio GC ha notificato a Groupon Srl i seguenti atti: • avviso di accertamento n. TMB031V01119/2017 (ai fini IRES, per il periodo d’imposta 2012), notificato il 22 dicembre 2017; • avviso di accertamento n. TMB031V01124/2017 (ai fini IRAP, per il periodo d’imposta 2012), notificato il 22 dicembre 2017; • avviso di accertamento n. TMB071V01136/2017 (ai fini delle ritenute, per il periodo d’imposta 2012), notificato il 22 dicembre 2017; • avviso di accertamento n. TMB073N00022/2024 (ai fini delle ritenute, per il periodo d’imposta 2017), notificato il 19 luglio 2024. La Società e l’Ufficio Contenzioso, con la collaborazione dell’Ufficio GC, hanno individuato, per ognuna delle fattispecie descritte nei suddetti avvisi di accertamento, i termini di definizione relativi alla posizione tributaria della Società con riferimento ai sopracitati atti impositivi. 1. Sintesi delle diverse fattispecie Con gli avvisi di accertamento n. TMB031V01119/2017 e n. TMB031V01124/2017, l’Ufficio GC: • ha contestato alla Società di non aver sottoposto a tassazione in conformità alle disposizioni tributarie in tema di transfer pricing i proventi conseguiti per la cessione infragruppo delle proprie Intellectual Properties. In particolare, secondo quanto indicato nei rispettivi atti impositivi, la Società avrebbe sottratto a tassazione un maggior imponibile ai fini IRES pari ad € 145.033.085,78 ed un maggior valore della produzione netta pari ad € 183.399.966,33. • ha recuperato a tassazione, ai sensi degli artt. 83 e 109 del TUIR, un maggior reddito imponibile IRES pari a € 6.501.826,00 e, ai sensi dell’articolo 5 del d.lgs. 446/1997, un maggior valore della produzione netta ai fini IRAP pari a € 6.549.231,00, derivanti da rettifiche di bilancio “non giustificate”.

Direzione Regionale della Lombardia – Ufficio Grandi contribuenti – Via Manin, 25 – 20121 Milano Tel. 02.65504.651/701 - Fax 02.65504.874 - e-mail: dr.lombardia.gc@agenziaentrate.it 3 A fronte di tali rilievi, l’Ufficio GC ha ripreso a tassazione una maggiore IRES pari a € 41.672.101,00 (oltre interessi1) e una maggiore IRAP pari a € 7.408.018,00 (oltre interessi2). Con riferimento alla sola violazione ai fini IRES, l’Ufficio GC ha ritenuto che non sussistessero i presupposti per applicare la cd. penalty protection, introdotta dall’articolo 26 del Decreto-legge del 31 maggio 2010 n. 78, ed ha irrogato la sanzione per infedele dichiarazione, per € 37.504.890,00. Con l’avviso di accertamento n. TMB071V01136/2017 l’Ufficio GC ha contestato l’inapplicabilità dell’esenzione da ritenuta in relazione ai pagamenti di royalty corrisposti dalla Società alla consociata “Groupon Ireland International Limited”, accertando maggiori ritenute per un importo complessivo pari ad € 578.144,00 (oltre interessi3) e irrogando una sanzione pari ad € 520.379,60. Con l’avviso di accertamento n. TMB073N00022/2024 l’Ufficio GC ha contestato l’omessa effettuazione di ritenute sui dividendi distribuiti alla capogruppo “Groupon Europe GmbH”, accertando maggiori ritenute per un importo pari ad € 12.480.000,00 (oltre ad interessi4) e irrogando una sanzione pari ad € 13.728.000,00. 2. Stato del contenzioso e relativa riscossione 2.1 Avvisi di accertamento n. TMB031V01119/2017 e n. TMB031V01124/2017 Con riferimento agli avvisi di accertamento n. TMB031V01119/2017 (IRES, ai 2012) e n. TMB031V01124/2017 (IRAP, ai 2012): (i) il 13 giugno 2018, la Società ha presentato ricorso dinanzi alla competente Commissione Tributaria Provinciale di Milano; (ii) l’11 ottobre 2018, la Società ha presentato all’Ufficio Risoluzione e prevenzione controversie internazionali (di seguito: “Ufficio MAP”) istanza di apertura di una procedura amichevole ai sensi dell’art. 6 della Convenzione arbitrale n. 90/436/CEE5 (cd. “MAP da Convenzione Arbitrale”) e dell’art. 24 della Convenzione Italia - Irlanda, al fine di eliminare la doppia 1 Nell’avviso di accertamento, gli interessi calcolati fino al giorno 30 dicembre 2017 ammontavano ad € 7.567.196,86. 2 Nell’avviso di accertamento, gli interessi calcolati fino al giorno 30 dicembre 2017 ammontavano ad € 1.345.214,89. 3 Nell’avviso di accertamento, gli interessi calcolati fino al giorno 30 dicembre 2017 ammontavano ad € 104.984,61. 4 Nell’avviso di accertamento, gli interessi calcolati fino al giorno 31 luglio 2024 ammontavano ad € 3.602.446,03. 5 Convenzione relativa all’eliminazione delle doppie imposizioni in caso di rettifica degli utili di imprese associate.

Direzione Regionale della Lombardia – Ufficio Grandi contribuenti – Via Manin, 25 – 20121 Milano Tel. 02.65504.651/701 - Fax 02.65504.874 - e-mail: dr.lombardia.gc@agenziaentrate.it 4 imposizione derivante dal primo rilievo (i.e., contestazione relativa al transfer pricing delle Intellectual Properties). A seguito dell’accoglimento dell’istanza, la Società (i) ha rinunciato ai motivi inerenti al merito della contestazione e (ii) ha richiesto la prosecuzione del giudizio con riferimento ai motivi di ricorso concernenti (1) la decadenza dell’Ufficio dal potere di accertamento, (2) il secondo rilievo e (3) la disapplicazione delle sanzioni amministrative irrogate nell’avviso di accertamento ai fini IRES. (iii) il 16 ottobre 2023, la Corte di Giustizia Tributaria di primo grado di Milano, con sentenze n. 4662/2023 (ai fini IRES) e n. 4661/2023 (ai fini IRAP), ha rigettato i ricorsi proposti dalla Società e ha confermato il recupero a tassazione. A seguito di impugnazione proposta dalla Società, il 9 dicembre 2024, la Corte di Giustizia Tributaria di secondo grado della Lombardia, con sentenze n. 3218/2024 (ai fini IRES) e n. 3219/2024 (ai fini IRAP), ha rigettato gli appelli proposti dalla Società e ha confermato il recupero a tassazione. Il 12 marzo 2025, la Società ha impugnato le sentenze della Corte di Giustizia Tributaria di secondo grado presentando ricorso dinanzi alla Corte di Cassazione. In pendenza dei ricorsi proposti, la Società ha effettuato i seguenti versamenti, per un totale di € 8.897.400,99: 2.2 Avviso di accertamento n. TMB071V01136/2017 Con riferimento all’avviso di accertamento n. TMB071V01136/2017 (ritenute, ai 2012): (i) il 21 maggio 2018, la Società ha presentato ricorso dinanzi alla competente Commissione Tributaria Provinciale di Milano; (ii) il 9 ottobre 2018, la Società ha presentato all’Ufficio MAP istanza di accesso alla procedura amichevole ai sensi dell’art. 24 della Convenzione Italia- Irlanda; a seguito dell’accoglimento dell’istanza, la Società ha richiesto la sospensione del giudizio. Quota capitale 7.563.562,85 € Interessi di mora 120.513,89 € Interessi di rateizzazione 1.031.677,00 € Oneri di riscossione 181.647,25 € TOTALE 8.897.400,99 €

### 2.3 Avviso di accertamento n. TMB073N00022/2024

Con riferimento all'avviso di accertamento n. TMB073N00022/2024 (ritenute, ai 2017), il 15 novembre 2024, la Società ha proposto ricorso dinanzi la Corte di Giustizia Tributaria di Primo Grado. Trattandosi di una contestazione ex art. 10 bis della L. 212/2000, non è stata iscritta a ruolo alcuna somma a titolo provvisorio.

## 3. Definizione del contesto

### 3.1 Avvisi di accertamento n. TMB031V01119/2017 e n. TMB031V01124/2017

Con riferimento agli avvisi di accertamento n. TMB031V01119/2017 (IRES, ai 2012) e n. TMB031V01124/2017 (IRAP, ai 2012), a dicembre 2024, la Società, pur avendo già impugnato la decisione del giudice tributario di secondo grado, ha ritenuto opportuno proporre all'Amministrazione finanziaria di riaprire il confronto. In particolare, attraverso un Memorandum prodotto l'11 febbraio 2025 (prot. n. di acquisizione n.110983/2025), "al fine di evitare di perseguire procedure lunghe e costose come il ricorso dinanzi alla Corte di Cassazione e la MAP da Convenzione Arbitrale", ha elaborato una proposta di definizione, che ha sottoposto alla valutazione dell'Ufficio GC e dell'Ufficio Contenzioso.

Il 3 dicembre 2025, l'Ufficio GC, in parziale accoglimento dell'istanza presentata dalla Società, ha notificato (i) la Comunicazione del provvedimento di autotutela parziale relativa all'avviso di accertamento n. TMB031V01119/2017 (atto n. TMBX33P00029/2025, prot.n. 158627/2025) e (ii) la Comunicazione del provvedimento di autotutela parziale relativa all'avviso di accertamento n. TMB031V01124/2017 (atto n. TMBXC3P00030/2025, prot.n. 158632/2025).

A seguito dei sopracitati provvedimenti, l'Ufficio GC ha rideterminato la pretesa erariale originariamente intimata come segue:

| IRES 2012 | ACCERTAMENTO | | | AUTOTUTELA | | |
|---|---|---|---|---|---|---|
| | RILIEVO 1 | RILIEVO 2 | TOTALE | RILIEVO 1 | RILIEVO 2 | TOTALE |
| MAGGIOR IMPONIBILE | 145.033.085,78 € | 6.501.826,00 € | 151.534.911,78 € | 33.577.463,67 € | 0,00 € | 33.577.463,67 € |
| IMPOSTA | 39.884.098,59 € | 1.788.002,15 € | 41.672.100,74 € | 9.233.802,51 € | 0,00 € | 9.233.802,51 € |
| SANZIONI | 35.895.688,73 € | 1.609.201,94 € | 37.504.890,67 € | - € | - € | - € |
| **TOTALE IMPOSTA + SANZIONI** | | | **79.176.991,41 €** | | | **9.233.802,51 €** |

| IRAP 2012 | ACCERTAMENTO | | | AUTOTUTELA | | |
|---|---|---|---|---|---|---|
| | RILIEVO 1 | RILIEVO 2 | TOTALE | RILIEVO 1 | RILIEVO 2 | TOTALE |
| MAGGIOR IMPONIBILE | 183.399.966,33 € | 6.549.231,00 € | 189.949.197,33 € | 71.597.144,67 € | 0,00 € | 71.597.144,67 € |
| IMPOSTA | 7.152.598,69 € | 255.420,01 € | 7.408.018,70 € | 2.792.288,64 € | 0,00 € | 2.792.288,64 € |
| SANZIONI | - € | - € | 0,00 € | - € | 0 | 0 |
| **TOTALE IMPOSTA + SANZIONI** | | | **7.408.018,70 €** | | | **2.792.288,64 €** |

Direzione Regionale della Lombardia – Ufficio Grandi contribuenti – Via Manin, 25 – 20121 Milano
Tel. 02.65504.651/701 - Fax 02.65504.874 - e-mail: dr.lombardia.gc@agenziaentrate.it
5

Direzione Regionale della Lombardia – Ufficio Grandi contribuenti – Via Manin, 25 – 20121 Milano Tel. 02.65504.651/701 - Fax 02.65504.874 - e-mail: dr.lombardia.gc@agenziaentrate.it 6 In data 24 dicembre 2025 sono state rimborsate alla Società le somme versate in pendenza di giudizio. La Società ha versato quanto dovuto in data 29 Dicembre 2025 (quietanze in fase di acquisizione). L’Ufficio e la Società si attiveranno per rinunciare alle procedure instaurate presso la Corte di Cassazione entro e non oltre febbraio 2026. Analogamente, l’Ufficio e la Società si attiveranno per comunicare all’Ufficio MAP l’esito della rideterminazione del carico imponibile e formulare rinuncia alla procedura. 3.2 Avviso di accertamento n. TMB071V01136/2017 Con riferimento all’avviso di accertamento n. TMB071V01136/2017 (ritenute, ai 2012), a dicembre 2024 la Società ha formulato all’Ufficio Contenzioso una proposta di conciliazione. L’Ufficio Contenzioso, in parziale accoglimento della suddetta proposta, ha a sua volta elaborato una soluzione conciliativa che prevede (i) il versamento di ritenute alla fonte per € 16.853,00 (oltre interessi) e (ii) il pagamento di una sanzione amministrativa pari ad € 6.067,00. Dopo la stipula dell’atto di conciliazione, la Società provvederà a versare tali somme entro i termini di legge. La Società dovrà preventivamente rinunciare alla procedura di MAP, riattivando il contenzioso. Contestualmente, l’Ufficio Contenzioso e la Società formuleranno una proposta congiunta di conciliazione. 2.3 Avviso di accertamento n. TMB073N00022/2024 Con riferimento all’avviso di accertamento n. TMB073N00022/2024 (ritenute, ai 2017), a dicembre 2024 la Società ha fornito all’Ufficio Contenzioso argomentazioni utili al fine di pervenire a una diversa determinazione del rilievo. Il 20 novembre 2025, l’Ufficio Contenzioso, in parziale accoglimento della proposta formulata dalla Società, ha a sua volta elaborato una soluzione conciliativa che prevede (i) il versamento di ritenute per € 2.400.000,00 (oltre interessi) e il pagamento di una sanzione amministrativa pari ad € 1.056.000,00. La Società ha versato quanto dovuto in data 29 Dicembre 2025 (quietanze in fase di acquisizione). Poiché l’udienza per la trattazione della fattispecie in parola era stata fissata per il 5 dicembre 2025, l’Ufficio Contenzioso e la Società, concordemente, hanno richiesto un rinvio, al fine di perfezionare la procedura deflattiva. Il 5 dicembre 2025, dunque, si è tenuta l'udienza che ha disposto il rinvio della trattazione della causa al giorno 20 marzo 2026.

Conclusione

Di seguito si riporta un prospetto riepilogativo dei maggiori imponibili oggetto di definizione[6], distinti per periodo d'imposta e per avviso di accertamento:

| oggetto | ACCERTAMENTO | | | CONCILIAZIONE | | | già versato (riscossione provvisoria in sede di contenzioso) |
|---|---|---|---|---|---|---|---|
| | IMPOSTA | INTERESSI | SANZIONI | IMPOSTA | INTERESSI | SANZIONI | |
| TMB031V01119/2017 (IRES 2012) | 41.672.101,00 € | 7.567.196,86 € | 37.504.890,90 € | 9.233.802,51 € | 4.055.283,89 € | - € | € 8.897.400,99 |
| TMB031V01124/2017 (IRAP 2012) | 7.408.018,00 € | 1.345.214,89 € | - € | 2.792.288,64 € | 1.226.312,13 € | - € | |
| TMB071V01136/2017 (RIT. SU ROYALTY) | 578.144,00 € | 104.984,61 € | 520.379,60 € | 16.853,00 € | 5.043,59 € | 6.067,00 € | |
| TMB073N00022/2024 (RIT. SU DIVIDENI | 12.480.000,00 € | 3.602.446,03 € | 13.728.000,00 € | 2.400.000,00 € | 725.391,78 € | 1.056.000,00 € | |

Il presente atto viene sottoscritto in forma digitale, in data odierna, dai rappresentanti dell'Agenzia delle Entrate e di "Groupon S.r.l. con socio unico".

PER L'AGENZIA DELLE ENTRATE

- Dario Gentile, Capo Ufficio, Ufficio Grandi contribuenti;
- Ciro Iervolino, Capo Area Controlli sostanziali, Ufficio Grandi contribuenti;
- Maurizio Certo, Capo Sezione Contenzioso, Ufficio Contenzioso e Riscossione.

PER IL CONTRIBUENTE

- dott. Stefano Simontacchi

[6] I valori indicati sono calcolati alla data del 31.12.2025; in caso di pagamento successivo gli interessi verranno aggiornati alla data di effettivo pagamento.

Direzione Regionale della Lombardia – Ufficio Grandi contribuenti – Via Manin, 25 – 20121 Milano
Tel. 02.65504.651/701 - Fax 02.65504.874 - e-mail: dr.lombardia.gc@agenziaentrate.it
7